Exhibit 10.18

Loan extension agreement

Renminbi lender (hereinafter referred to as Party A): Takung Cultural Development (Tianjin) Co., Ltd., a registered company in the People's Republic of China, registration number: 500500229308

Renminbi borrower (hereinafter referred to as Party B): Chongqing Ao Ge Import and Export Co., Ltd., a registered company in the People's Republic of China, registration number: 1201 18400006257

Given:

1. Party A and Party B signed a loan contract that involves a loan amount equivalent to RMB 140,000,000 in July 2019.

2. On September 30, 2019, Party A successfully transferred a loan equivalent of RMB 140,000,000 to Party B. Both parties agreed to regard September 30, 2019 as the official effective date of the contract.

3. The current loan contract has expired, and Party B can advance or postpone the repayment date with the prior consent of both parties in accordance with Article 3 of the above-mentioned "Loan Contract". And therefore Party B makes a request to Party A to further indicate the loan period.

After full negotiation, and in accordance with the provisions of Article 3 of the aforementioned "Loan Contract" regarding the extension of the loan period, the two parties hereby agree as follows:

1. The extension of the principal loan period is further extended to April 1, 2021.

2. All other provisions of the above-mentioned "Loan Contract" remain unchanged.

This contract is in two copies, and Party A and Party B each hold one copy, both of which have the same effect. .

This contract will take effect on September 30, 2020.

Lender (Party A):

Takung Cultural Development (Tianjin) Co., Ltd.	September 30, 2020
(Stamp)

Borrower (Party B):

Chongqing Ao Ge Import and Export Co., Ltd.	September 30, 2020
(Stamp)